UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 19, 2021
 Date of Report (Date of earliest event reported)

IPG PHOTONICS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-33155 (Commission File No.)	04-3444218 (IRS Employer Identification No.)
50 Old Webster Road
Oxford, Massachusetts 01540
(Address of Principal Executive Offices, including Zip Code)

(508) 373-1100
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	IPGP	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Principal Officers.

Executive Compensation

The Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of IPG Photonics Corporation (the “Company”) and the Board took the actions described below relating to the compensation of the Company's “named executive officers,” as such term is defined in Item 402(a)(3) of Regulation S-K, as of December 31, 2020 and certain other executive officers of the Company.

The Board recently approved the base salary, performance measures and target incentive payouts for 2021, for the CEO and the Committee approved the same and long term equity incentives for other executive officers of the Company. Base salaries for the named executive officers increased by 3% from 2020 levels except for Dr. Gapontsev, whose base salary increased by 7.5% from 2020 levels, and Mr. Mammen, whose base salary increased by 5%. Target bonuses as a percentage of salary remained the same as 2020 levels for the named executive officers except for Dr. Gapontsev, whose target bonus increased to 125% of base salary. Unlike many chief executive officers at peer companies, the Company does not provide equity compensation to Dr. Gapontsev, who has significant stockholdings in the Company. The base salaries of the named executive officers for 2021 are presented below:

Name	Base Salary 2020	Base Salary 2021
Valentin P. Gapontsev, Ph.D.	$930,000	$1,000,000
Eugene Scherbakov, Ph.D.	€550,900	€567,400
Timothy P.V. Mammen	$481,200	$505,300
Angelo P. Lopresti	$442,100	$455,400
Alexander Ovtchinnikov, Ph.D.	$438,100	$451,200

The Committee approved annual targets and incentive payouts for the Company's named executive officers and other executive officers for fiscal year 2021 under the Company’s Senior Executive Annual Incentive Plan (the “AIP”). Consistent with prior years, the Committee identified two financial performance measures: net sales and adjusted EBIT (excluding equity-based compensation expenses and foreign currency transaction gains and losses), each as determined under the AIP, and assigned a 50% weighting factor to each financial performance goal. The Committee chose to focus on revenue and pretax profits so that our named executive officers and other executive officers would be incentivized to deliver the types of growth that benefit our stockholders, namely increasing sales and profits.

Under the 2021 AIP, the named executive officers can receive cash incentive payments listed in the following table as a percentage of base salaries based upon achievement of the minimum to maximum objectives for both financial performance measures and for individual performance.

Name	Target (Financial plus Individual)	Financial Performance Minimum	Financial Performance Maximum	Individual Performance Maximum	Maximum Award Payout (1)
Valentin P. Gapontsev, Ph.D.	125%	23.44%	250%	31.25%	225%
Eugene Scherbakov, Ph.D.	100%	18.75%	200%	25%	225%
Timothy P.V. Mammen	80%	15.00%	160%	20%	225%
Angelo P. Lopresti	80%	15.00%	160%	20%	225%
Alexander Ovtchinnikov, Ph.D.	80%	15.00%	160%	20%	225%
(1)	Maximum award payout is presented as a percentage of the target award including both financial and individual performance targets.

The Committee may make adjustments under the AIP, including to our overall corporate performance goals, and the ways that our actual performance results are calculated that may cause differences between the numbers used for our performance goals and the numbers reported in our financial statements. The AIP authorizes the Committee to exercise discretion to adjust or modify performance targets during a performance period for corporate transactions or any extraordinary item or event not foreseen at the time of the award, or any unusual or non-recurrent event that Committee deems not reflective of the Company’s core operating performance or any other event that distorts the applicable performance targets. Also, the Committee may increase or reduce the amount of any award to reflect the Committee's assessment of a participant's individual performance during a performance period or for any other reason.

The Committee also approved grants of long-term incentives in the form of equity awards. The 2021 equity-based awards consist of service-based restricted stock units (“RSUs”) weighted 50% and performance-based stock units (“PSUs”) weighted 50%. The RSUs vest in four equal annual installments with the first 25% vesting on March 1, 2022. The PSUs vest March 1, 2024, should any PSUs vest at all. Dividends, if any, on shares underlying the PSUs do not vest until the PSUs vest.

The Committee decided to weight the PSUs 50% on relative total stockholder return and 50% on operating cash flow as detailed below. For the PSUs based upon relative total stockholder return, the performance of the Company's stock will be measured against the S&P Composite 1500 Electronic Equipment, Instrument and Components Index. For each 1% that IPG's common stock exceeds the performance of such index for the trailing 60 trading days from the end of the performance measurement period (March 1, 2024) against the comparable period from the beginning of the performance measurement period (March 1, 2021), the grant recipient would receive a 2% increase in the number of shares above target (up to a maximum cap of 200% of the target award). For each 1% below such index’s performance, the grant recipient would receive a 2% decrease in the number of shares (down to zero).

The PSUs based upon operating cash flow will vest based upon the ratio of operating cash flow (“OCF”) to adjusted net income (“ANI”) measured over a three-year performance period starting on January 1, 2021 and ending on December 31, 2023. Annually, the Committee will set a target, threshold and maximum for the ratio of OCF to ANI (the “OCF Ratio”). The comparison of the actual OCF Ratio to the target ratios for each individual year in the performance period will be averaged to calculate the final award earned. Performance below the target would decrease the award, subject to a minimum performance level below which no PSUs would be earned, and performance above the target would increase the award, subject to a maximum cap of 200% of the target award.

The following table lists the RSUs and PSUs awarded to the named executive officers:

Name	Service-Based Restricted Stock	Performance Stock Units on Relative Total Stockholder Return	Performance Stock Units on Operating Cash Flow Ratio
Valentin P. Gapontsev, Ph.D.	—	—	—
Eugene Scherbakov, Ph.D.	5,237	2,618	2,618
Timothy P.V. Mammen	3,231	1,615	1,615
Angelo P. Lopresti	2,669	1,334	1,334
Alexander Ovtchinnikov, Ph.D.	2,644	1,322	1,322

Dr. Gapontsev, our Chief Executive Officer, has not received annual grants of stock options, RSUs or PSUs because, as the Company’s founder and the holder of a large number of common stock of the Company, he has the perspective of an owner with a significant financial stake in the Company.

Compensation Plan

Effective February 19, 2021, the Board approved an amendment (the “Amendment”) to the IPG Photonics Corporation Non-Employee Director Compensation Plan (the “Directors Compensation Plan”) to increase the annual retainer for the Lead Independent Director from $20,000 to $30,000.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Directors Compensation Plan, as amended, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Exhibits
(d) Exhibits

Exhibit Number	Exhibit Description
Exhibit 10.1	IPG Photonics Corporation Non-Employee Director Compensation Plan, as amended.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

IPG PHOTONICS CORPORATION

February 22, 2021	By:	/s/ Angelo P. Lopresti
Angelo P. Lopresti
Senior Vice President, General Counsel & Secretary

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